                                                                    Exhibit 99.2



FOR:                       SIX FLAGS, INC.

CONTACT:                   Jim Dannhauser, Chief Financial Officer
                           122 East 42nd Street
                           New York, NY  10168
                           (212) 599-4693

KCSA:                      Sarah Shepard/Joseph A. Mansi
CONTACT:                   (212) 682-6300 ext.  226/205
                           WWW.KCSA.COM

                SIX FLAGS COMMENCES OFFERING OF NEW SENIOR NOTES
                         TO REPAY EXISTING INDEBTEDNESS

         NEW YORK, January 31, 2002 - Six Flags, Inc., (NYSE: PKS) announced today that it has commenced an offering of approximately $480 million of senior notes, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

         The net proceeds of the offering will be used to repay principal and premium on all $280 million aggregate principal amount of Six Flags' 9-1/4% senior notes due 2006 and all $170 million aggregate principal amount of 8-7/8% senior notes due 2006 of its primary operating subsidiary, Six Flags Operations Inc. Six Flags intends to call the existing notes for redemption immediately following the closing of the offering of its new senior notes, and to redeem the existing notes on April 1, 2002, the first date on which the existing notes are permitted to be redeemed in accordance with their terms.

         The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.

SIX FLAGS/2


         Six Flags is the world's largest regional theme park company, currently with thirty-seven parks throughout North America and Europe.



                                      # # #



THIS ANNOUNCEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THE INFORMATION CONTAINED IN THIS NEWS RELEASE, OTHER THAN HISTORICAL INFORMATION, CONSISTS OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THESE STATEMENTS MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN SUCH STATEMENTS. ALTHOUGH SIX FLAGS BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT.

THIS RELEASE AND PRIOR RELEASES ARE AVAILABLE ON THE KCSA PUBLIC RELATIONS WORLDWIDE WEBSITE AT WWW.KESA.COM